                                                                     EXHIBIT 1.3


                     LEASE EQUITY APPRECIATION FUND II, L.P.


                  FORM OF SELECTED INVESTMENT ADVISOR AGREEMENT

                      SELECTED INVESTMENT ADVISOR AGREEMENT

                                TABLE OF CONTENTS
                                                                                                            PAGE

1.       Description of Units                                                                                  1
2.       Representations, Warranties and Agreements of the General Partner                                     2
3.       Purchase of Units                                                                                     2
4.       No Compensation to SIA                                                                                8
5.       Association of the Partnership with Other Advisors and Dealers                                        8
6.       Conditions of the SIA's Obligations                                                                   8
7.       Conditions to the General Partner's Obligations                                                       8
8.       Covenants of the SIA                                                                                  8
9.       Covenants of the General Partner                                                                      9
10.      Payment of Costs and Expenses                                                                         9
11.      Indemnification                                                                                      10
12.      Representations and Agreements to Survive Delivery                                                   10
13.      Term of Agreement                                                                                    11
14.      Notices                                                                                              11
15.      Successors                                                                                           11
16.      Miscellaneous                                                                                        11

                                       i

EXHIBIT A TO SELECTED INVESTMENT ADVISOR AGREEMENT OF LEASE EQUITY APPRECIATION FUND II, L.P.

                      SELECTED INVESTMENT ADVISOR AGREEMENT



       RE:     LEASE EQUITY APPRECIATION FUND II, L.P.


     THIS SELECTED INVESTMENT ADVISOR AGREEMENT (the "Agreement") is made and entered into as of the date indicated on Exhibit A attached to this Agreement ("Exhibit A"), and by this reference incorporated in this Agreement, between LEAF Financial Corporation (the "General Partner") on behalf of Lease Equity Appreciation Fund II, L.P. (the "Partnership"), and the selected investment advisor (the "SIA") identified in Exhibit A.

1.   DESCRIPTION OF UNITS.

     (a) The Partnership is a limited partnership organized under the laws of Delaware. On behalf of the Partnership, a Registration Statement on Form S-1 relating to the offer and sale of the limited partner interests in the Partnership (the "Units") was filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement has been declared effective by the Commission, and the Partnership and the Units are described in the Prospectus (the "Prospectus") that forms a part of the Registration Statement. As used in this Agreement, the terms "Prospectus" and "Registration Statement" refer solely to the Prospectus and Registration Statement, as amended, described above, except that:

          (i) from and after the date on which any post-effective amendment to the Registration Statement is declared effective by the Commission, the term "Registration Statement" shall refer to the Registration Statement as amended by that post-effective amendment, and the term "Prospectus" shall refer to the Prospectus then forming a part of the Registration Statement; and

          (ii) if the Prospectus filed by the General Partner under Rule 424(b) or (c) promulgated by the Commission under the Act differs from the Prospectus on file with the Commission at the time the Registration Statement or any post-effective amendment to the Registration Statement becomes effective, the term "Prospectus" shall refer to the Prospectus filed under Rule 424(b) or (c) from and after the date on which it was filed.

          Terms defined in the form of Amended and Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement") for the Partnership included as Appendix A to the Prospectus and not otherwise defined in this Agreement shall have the meanings set forth in the Partnership Agreement.

     (b) Generally, the Units will be sold at a price of $100 per Unit subject to the discount set forth in Section 3 of this Agreement for clients of the SIA. Subject to the receipt and acceptance by the General Partner of the minimum subscription proceeds of $2,000,000 in the Partnership as described in Section 3(d) by the Termination Date of the offering of the Units as described in the Prospectus (the "Offering Termination Date"), the General Partner may break escrow and use the subscription proceeds for the Partnership's activities, which is referred to as the "Initial Closing Date." The subscription period for the Partnership will be as described in the Prospectus. However, the offering of Units in the Partnership may not extend beyond two years from the effective date of the Registration Statement (subject to the renewal or any similar requirements under the applicable state securities acts (the "Blue Sky laws"). Also, the Partnership's maximum subscriptions must not exceed the registered amount of $60 million.

     The General Partner will notify the SIA of the Initial Closing Date and the Offering Termination Date for the Partnership.

2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE GENERAL PARTNER. The General Partner represents and warrants to and agrees with you that:

     (a) The Partnership has a currently effective Registration Statement on Form S-1, including a final Prospectus, for the registration of the Units under the Act as described in Section 1 of this Agreement.

     (b) The General Partner shall provide to you for delivery to all offerees and purchasers and their representatives the information and documents that the General Partner deems appropriate to comply with the Act and applicable state Blue Sky laws.

     (c) The Units when issued will be duly authorized and validly issued as set forth in the Partnership Agreement and subject only to the rights and obligations set forth in the Partnership Agreement or imposed by the laws of the state of formation of the Partnership or of any jurisdiction to the laws of which the Partnership is subject.

     (d) The Partnership was duly formed under the laws of the State of Delaware and is validly existing as a limited partnership in good standing under the laws of Delaware with full power and authority to own its properties and conduct its business as described in the Prospectus.

          The Partnership will be qualified to do business as a limited partnership or similar entity offering limited liability in those jurisdictions where the General Partner deems the qualification necessary to assure limited liability of the limited partners.

     (e) The Prospectus, as supplemented or amended, does not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading.

3.   PURCHASE OF UNITS.

     (a) The SIA represents and warrants and agrees with the General Partner that it is:

          (i)   an entity, as designated in Exhibit A;

          (ii) organized and presently in good standing in the state or states designated in Exhibit A; and

          (iii) presently registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and presently registered or licensed as an investment advisor by the appropriate regulatory agency of each state in which the SIA has clients, or it is exempt from those registration requirements.

     (b) Subject to all of the terms and conditions of this Agreement, the General Partner hereby makes available for purchase by the clients of the SIA, on a non-exclusive basis, a portion of the Units. The SIA hereby covenants, warrants and agrees that, in regard to any purchase of the Units by its clients, it will comply with:

          (i)   this Agreement;

          (ii)  all of the terms and conditions of the Prospectus; and

          (iii) all applicable state and federal laws, including the Act, the Securities Exchange Act of 1934, as amended (the "Act of 1934"), the Investment Advisers Act and any and all regulations and rules pertaining to those laws issued by the SEC.

           The SIA further agrees to the following:


          (i) to comply in all respects with statements set forth in the Prospectus, the Partnership Agreement, and any supplements or amendments to the Prospectus;

          (ii) not to make any statement inconsistent with the statements in the Prospectus, the Partnership Agreement, and any supplements or amendments to the Prospectus;

          (iii) not to make any untrue statement of a material fact or omit to state a material fact necessary in order to make statements made, in light of the circumstances under which they were made, not misleading in connection with the Partnership, the Units or the offering of the Units; and

          (iv) not to provide any written information, statements, or sales materials other than the Prospectus, the sales literature, and any supplements or amendments to the Prospectus, provided to the SIA by the General Partner unless approved in writing by the General Partner.

     (c) Clients of the SIA may, following receipt of written notice by the SIA from the General Partner of the effective date of the Registration Statement, purchase Units in accordance with the terms contained in the Registration Statement and the Prospectus. The SIA shall comply with all requirements set forth in the Registration Statement and the Prospectus. The SIA shall use and distribute, in connection with the Units, only the Prospectus and sales literature which conform in all respects to any restrictions of applicable state Blue Sky laws and the applicable requirements of the Act, and which has been approved in writing by the General Partner. Also, any sales literature, if distributed, must have been preceded or accompanied by the Prospectus. The General Partner reserves the right to establish additional procedures relating to the offering of the Units as it deems necessary to ensure compliance with the requirements of the Registration Statement, and the SIA shall comply with all of those additional procedures to the extent that it has received written notice of the additional procedures from the General Partner or the Partnership.

     (d) Pending receipt of the minimum subscription proceeds of $2,000,000 in the Partnership, subject to the subscription discounts for certain investors and excluding Units sold to the General Partner and its "Affiliates," as that term is described in the Partnership Agreement, and the restrictions with respect to Units sold to Iowa and Pennsylvania investors, all as described in the Prospectus, all monies received by the SIA for the purchase of any of the

          Units shall be forwarded by the SIA to the General Partner for delivery to Commerce Bank NA/Pennsylvania (the "Escrow Agent"). These monies will be deposited by the General Partner in an escrow account established by the General Partner solely for subscriptions to the Partnership. Until the time, if any, that the subscription proceeds are deliverable to the General Partner under the Escrow Agreement between the General Partner and the Escrow Agent, the SIA shall return directly to the subscriber who submitted the check any check not made payable to "Lease Equity Appreciation Fund II, L.P. Escrow Account." After subscription proceeds become deliverable to the General Partner as described above, and the SIA has received notice from the General Partner to do so, the SIA shall direct all subscribers to make their checks payable to "Lease Equity Appreciation Fund II, L.P. Subscription Account."

          Subscriptions shall be executed as described in the Registration Statement or as directed by the General Partner. The SIA shall deliver the check and the original subscription documents to the General Partner no later than the close of business of the first business day after receipt of the check and the subscription documents by the SIA.

     (e) During the term of this Agreement the General Partner shall have full authority to take any action as it deems advisable in respect to all matters pertaining to the performance of the SIA under this Agreement.

     (f)  The Units may be purchased by clients of the SIA:

          (i)   only where the Units may be legally offered and sold;

          (ii) only by persons in those states who are legally qualified to purchase the Units; and

          (iii) only by persons in states in which the SIA is either registered as an investment advisor or exempt from any applicable registration requirements.

     (g) The SIA shall have no obligation under this Agreement to advise its clients to purchase any of the Units.

     (h) The SIA shall use every reasonable effort to assure that Units are purchased only by investors who:

          (i) meet the investor suitability standards, including the minimum income and net worth standards established by the General Partner and set forth in the Prospectus, and the minimum purchase requirements set forth in the Prospectus;

          (ii) can reasonably benefit from an investment in the Partnership based on each prospective investor's overall investment objectives and portfolio structure;

          (iii) are able to bear the economic risk of the investment based on each prospective investor's overall financial situation;

          (iv)  have an apparent understanding of:

                (1)   the fundamental risks of the investment;

                (2) the risk that the prospective investor may lose the entire investment;

                (3)   the lack of liquidity of the Units;

                (4)   the restrictions on transferability of the Units;

                (5) the background and qualifications of the employees and agents of the General Partner; and

                (6)   the tax consequences of an investment in the Units.

          The SIA shall make the determinations required to be made by it under this subparagraph (h) based on information it has obtained from each prospective investor, including, at a minimum, but not limited to, the prospective investor's:

                (1)   age;

                (2)   investment objectives;

                (3)   investment experience;

                (4)   income;

                (5)   net worth;

                (6)   financial situation;

                (7)   other investments; and

                (8)   other pertinent factors deemed by the SIA to be relevant.

     (i) In addition to complying with the provisions of subparagraph (h) above, and not in limitation of any other obligations of the SIA to determine suitability imposed by, applicable state Blue Sky or federal securities laws, the SIA agrees that it will comply fully with the following provisions:

          (i) the SIA shall have reasonable grounds to believe, based on information provided by the investor under subparagraph (h) above concerning his investment objectives, other investments, financial situation and needs, etc., and on any other information known by the SIA, that:

                (1) each client of the SIA that purchases Units is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits, including tax benefits, of an investment in the Partnership;

                (2) each client of the SIA that purchases Units has a fair market net worth sufficient to sustain the risks inherent in an investment in the Partnership, including the potential loss of his entire investment and the lack of liquidity of the Units; and

                (3) the Units otherwise are or will be a suitable investment for each client of the SIA that purchases Units.

          (ii) the SIA shall not execute any transaction involving the purchase of Units in a discretionary account without prior written approval of the transactions by the investor;

          (iii) the SIA shall have reasonable grounds to believe, based on the information made available to it, that all material facts are adequately and accurately disclosed in the Registration Statement and provide a basis for evaluating the Units;

          (iv) in making the determination set forth in subparagraph (iii) above, the SIA shall evaluate items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest, risk factors and appraisals, as well as any other information deemed pertinent by it; and

          (v) the SIA shall inform each prospective investor of all pertinent facts relating to the liquidity and marketability of the Units.

     (j) The SIA agrees to retain in its files, for a period of at least six years, information which will establish that each purchaser of Units falls within the permitted class of investors, and disclose the basis on which the SIA's determination of suitability was made.

     (k)  The SIA either:

          (i)   shall not purchase Units for its own account; or

          (ii) shall hold for investment any Units purchased for its own account.

     (l) The SIA hereby confirms that it is familiar with, and has complied and will comply with, Securities Act Release No. 4968 and Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, relating to the distribution of preliminary and final prospectuses.

     (m) The SIA shall deliver a copy of Section 260.141.11 of the California Corporate Securities Law of 1968 to each client of the SIA that purchases Units and resides in California.

     (n)  A sale of Units shall be deemed to be completed only after:

          (i) the General Partner receives a properly completed Subscription Agreement for Units from the SIA evidencing the fact that the investor received a final Prospectus for a period of not less than five full business days before subscribing;

          (ii) the General Partner receives payment of the full purchase price of each purchased Unit from the investor;

          (iii) the General Partner receives documentation sufficient in the General Partner's discretion to form a reasonable belief that the investor satisfies each of the terms and conditions of the Registration Statement and the Prospectus; and

          (iv) the Subscription Agreement has been accepted in writing by the General Partner.

     (o) Clients of the SIA who have been advised by the SIA on an ongoing basis regarding investments other than in the Partnership, and who are not being charged by the SIA, through the payment of commissions or otherwise, direct transaction based fees in connection with the purchase of the Units, shall purchase the Units net of the 7% Sales Commissions, at a per Unit purchase price of $93.

     (p) The SIA shall not offer or sell the Units in any state until the SIA has been advised in writing by the General Partner, or its special counsel, that the offer or sale of the Units:

          (i)   has been qualified in the state;

          (ii) is exempt from the qualification requirements imposed by the state; or

          (iii) the qualification is otherwise not required.

     (q) The SIA has received copies of the Prospectus relating to the Units and the SIA has relied only on the statements contained in the Prospectus and not on any other statements whatsoever, either written or oral, with respect to the details of the offering of the Units.

     (r) The SIA agrees that it shall not place any advertisement or other solicitation with respect to the Units (including without limitation any material for use on the Internet or in any newspaper, magazine, radio or television commercial, telephone recording, motion picture, or other public media) without:

          (i)   the prior written approval of the General Partner; and

          (ii) the prior written approval of the form and content of the advertisement or solicitation by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") and the securities authorities of the states where the advertisement or solicitation is to be circulated.

          Any advertisements or solicitations described above in this subparagraph (r) shall be at the SIA's expense.

     (s) If a supplement or amendment to the Prospectus is prepared and delivered to the SIA by the General Partner or the Dealer-Manager, the SIA agrees as follows:

          (i) to distribute each supplement or amendment to the Prospectus to every person who has previously received a copy of the Prospectus from the SIA; and

          (ii) to include each supplement or amendment in all future deliveries of any Prospectus.

     (t) The SIA agrees to use its best efforts in the solicitation and sale of the Units, including that the prospective purchasers properly complete and execute the Subscription Agreement, which is included in Appendix C to the Prospectus, together with any additional forms provided in any supplement or amendment to the Prospectus, or otherwise provided to the SIA by the General Partner, to be completed by prospective purchasers.

     (u)  The SIA agrees and covenants that:

          (i) the representations and warranties the SIA makes in this Agreement are and shall be true and correct at the applicable closing date; and

          (ii) the SIA shall and will have fulfilled all of its obligations under this Agreement at the applicable closing date.

4. NO COMPENSATION TO SIA. The General Partner and the Partnership shall pay no fees, commissions, or other compensation to the SIA.

5. ASSOCIATION OF THE PARTNERSHIP WITH OTHER ADVISORS AND DEALERS. It is expressly agreed between the General Partner and the SIA that the General Partner, the Dealer-Manager, and/or the Partnership may cooperate with broker/dealers who are registered as broker/dealers with the NASD or with other investment advisors registered under the Investment Advisers Act. These broker/dealers and investment advisors may enter into agreements with the General Partner, the Dealer-Manager, and/or the Partnership to offer and sell the Units to prospective investors in the Partnership on terms and conditions which are identical to, or similar to, this Agreement. These broker/dealers and investment advisors shall receive the rates of commission or other fees and reimbursements of expenses as are agreed to between the General Partner, the Dealer-Manager, and/or the Partnership and the respective broker/dealers and investment advisors as are in accordance with the terms of the Registration Statement.

6. CONDITIONS OF THE SIA'S OBLIGATIONS. The SIA's obligations under this Agreement are subject, during the term of this Agreement and the offering of the Units, to:

     (a) the performance by the General Partner of its obligations under this Agreement and compliance by the General Partner with the covenants set forth in Section 9; and

     (b)  the conditions that:

          (i)   the Registration Statement has become and remains effective; and

          (ii) no stop order has been issued suspending the effectiveness of the offering of the Units.

7. CONDITIONS TO THE GENERAL PARTNER'S OBLIGATIONS. The obligations of the General Partner under this Agreement are subject, during the term of this Agreement and the offering of the Units, to the conditions that:

     (a) at the effective date of the Registration Statement and during the term of this Agreement and the offering of the Units while any Units remain unsold, the Registration Statement shall remain in full force and effect authorizing the offer and sale of the Units;

     (b) no stop order suspending the effectiveness of the offering or other order restraining the offer or sale of the Units has been issued, nor have proceedings for a stop order or other order restraining the offer or sale of the Units been initiated or threatened, by any state regulatory agency or the SEC; and

     (c) the SIA has satisfactorily performed all of its obligations under this Agreement and complied with the covenants set forth in Section 8.

8. COVENANTS OF THE SIA. The SIA covenants, warrants and represents, during the term of this Agreement, that:

     (a) the SIA is registered as an investment advisor under the Investment Advisers Act and is registered or licensed as an investment advisor by the appropriate regulatory agency of each state in which the SIA has clients, or it is exempt from those registration requirements;

     (b) neither the SIA nor any person associated with the SIA is registered as a broker/dealer or registered representative with the NASD;

     (c) the SIA shall comply with all applicable federal and state securities laws, including, without limitation, the disclosure requirements of the Investment Advisers Act and its provisions requiring disclosure of the existence of this Agreement and the compensation to be paid to the SIA under this Agreement; and

     (d) the SIA shall maintain the records, in the form and for the time periods, required by Section 204 of the Investment Advisers Act and Rule 204-2 under the Investment Advisers Act.

9. COVENANTS OF THE GENERAL PARTNER. The General Partner covenants, warrants and represents, during the term of this Agreement, that:

     (a) it will use its best efforts to maintain the effectiveness of the Registration Statement and to file all applications or amendments to the Registration Statement that may be reasonably necessary for that purpose;

     (b) it will promptly inform the SIA whenever it receives or learns of any order issued by the SEC, any state regulatory agency or any other regulatory agency which suspends the effectiveness of the Registration Statement or prevents the use of the Prospectus or otherwise prevents or suspends the offering or sale of the Units, or receives notice that any proceedings seeking any order described above in this subparagraph
          (b) will be initiated or is currently proceeding;

     (c) it will use its best efforts to prevent the issuance of any order described in subparagraph (b) and to obtain the lifting of the order if it has already been issued at the time the General Partner receives or learns of the order;

     (d) it will give the SIA written notice when the Registration Statement becomes effective and will deliver to the SIA the number of copies of the Prospectus as the SIA reasonably requests for the offer and sale of the Units;

     (e) it will promptly notify the SIA of any post-effective amendments or supplements to the Registration Statement or Prospectus, and will deliver to the SIA the number of copies of any revised Prospectus and/or supplements and amendments to the Prospectus as the SIA reasonably requests for the offer and sale of the Units;

     (f) it will keep the SIA fully informed of any material development to which the Partnership is a party or which materially concerns the business and condition of the Partnership; and

     (g) it will use its best efforts to cause, at or before the time the Registration Statement becomes effective, the qualification of the Units for offering and sale under the state Blue Sky laws of the states selected by the Partnership in its discretion.

10. PAYMENT OF COSTS AND EXPENSES. The SIA shall pay all costs and expenses incident to the performance of its obligations under this Agreement.

11.  INDEMNIFICATION.

     (a) The SIA shall indemnify and hold harmless the General Partner, the Partnership and its attorneys against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the Act of 1934, or otherwise insofar as the losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on the SIA's breach of any of its duties and obligations, representations, or warranties under the terms or provisions of this Agreement (including but not limited to an untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, other than a statement, omission, or alleged omission by the SIA which is also, as the case may be, contained in or omitted from the Prospectus or the Registration Statement and which statement, omission or alleged omission was not based on information supplied to the General Partner by the SIA) or the negligence, malpractice or malfeasance of the SIA; and the SIA shall reimburse them for any legal or other expenses reasonably incurred in connection with investigating or defending the losses, claims, damages, liabilities, or actions.

     (b) The General Partner shall indemnify and hold the SIA harmless against any losses, claims, damages or liabilities, joint or several, to which the SIA may become subject under the Act, the Act of 1934, or otherwise insofar as the losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on the General Partner's breach of any of its duties and obligations, representations, or warranties under the terms or provisions of this Agreement, and the General Partner shall reimburse the SIA for any legal or other expenses reasonably incurred in connection with investigating or defending the losses, claims, damages, liabilities, or actions.

     (c) The foregoing indemnity agreements shall extend on the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls each indemnified party within the meaning of the Act.

     (d) Promptly after receipt by an indemnified party of notice of the commencement of any action, the indemnified party shall, if a claim in respect of the action is to be made against an indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement of the action; but the omission to promptly notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party. If any action is brought against an indemnified party, it shall notify the indemnifying party of the commencement of the action, and the indemnifying party shall be entitled to participate in, and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified and indemnifying parties. After the indemnified party has received notice from the agreed on counsel that the defense of the action under this subparagraph (d) has been assumed, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of the action other than with respect to the agreed on counsel who assumed the defense of the action.

12. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the General Partner and the SIA in this Agreement, including the indemnity agreements contained in Section 11, shall:

     (a)  survive the delivery, execution and closing of this Agreement;

     (b) remain operative and in full force and effect regardless of any investigation made by or on behalf of the SIA or any person who controls the SIA within the meaning of the Act, or by the General Partner, or any of its officers, directors, or any person who controls the General Partner within the meaning of the Act, or by any other indemnified party; and

     (c)  survive delivery of the Units.

13.  TERM OF AGREEMENT.

     (a)  This Agreement shall become effective on the date set forth in Exhibit
          A. The SIA and the General Partner may each prevent this Agreement from becoming effective, without liability to the other, by written notice before the time this Agreement otherwise would become effective.

     (b) After this Agreement becomes effective, either party may terminate it at any time for any reason by giving 30 days' written notice to the other party; provided, however, that this Agreement shall in any event automatically terminate at the first occurrence of any of the following events:

          (i) the Registration Statement for offer and sale of the Units ceases to be effective;

          (ii)  the offering of the Units is terminated; or

          (iii) the SIA's license or registration to act as an investment advisor is revoked or suspended by any federal, self-regulatory or state agency and the revocation or suspension is not cured within 10 days from the date it occurs. In any event, this Agreement shall be deemed suspended during any period for which the SIA's license or registration is revoked or suspended.

14.  NOTICES.

     (a) All notices or communications under this Agreement, except as otherwise specifically provided, shall be in writing.

     (b) Any notice or communication sent by the General Partner to the SIA shall be mailed, delivered, or sent by facsimile, e-mail or telegraph, and confirmed to the SIA to the person whose name and address are identified in Exhibit A.

     (c) Any notice or communication sent by the SIA to the General Partner or the Partnership shall be mailed, delivered, or sent by facsimile, e-mail or telegraph, and confirmed at 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103.

15. SUCCESSORS. This Agreement shall be binding on and inure to the benefit of the parties to this Agreement, and shall not be assigned or transferred by the SIA by operation of law or otherwise.

16.  MISCELLANEOUS.

     (a) This Agreement shall be construed in accordance with the applicable laws of the Commonwealth of Pennsylvania.

     (b) Nothing in this Agreement shall constitute the SIA a partner of the General Partner or the Partnership.

     (c) This Agreement, including Exhibit A, embodies the entire understanding between the parties to this Agreement, and no variation, modification or amendment to this Agreement shall be deemed valid or effective unless it is in writing and signed by both parties to this Agreement.

     (d) If any provision of this Agreement is deemed void, invalid or ineffective for any reason by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

     (e) This Agreement may be executed in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year indicated on Exhibit A.

SELECTED INVESTMENT ADVISOR                                 PARTNERSHIP

___________________________                                 LEASE EQUITY APPRECIATION FUND II, L.P.
(Name of SIA)
                                                            By:   LEAF Financial Corporation
                                                                  General Partner

By:__________________________________________________       By:____________________________________________________

     Print Name:_____________________________________            Print Name:_______________________________________

Title:_______________________________________________       Title:_________________________________________________


Witness:_____________________________________________


                                    EXHIBIT A
                                       TO
                      SELECTED INVESTMENT ADVISOR AGREEMENT
                                       OF
                     LEASE EQUITY APPRECIATION FUND II, L.P.

     This Exhibit A is attached to and made a part of that certain Selected Investment Advisor Agreement, by and between LEAF Financial Corporation, which is referred to as the "General Partner," on behalf of Lease Equity Appreciation Fund II, L.P., and ___________________________________, as the SIA.

1.   Date of Agreement:_________________________________________________________

2.   Identity of SIA:___________________________________________________________

     Name:______________________________________________________________________

     Type of Entity:____________________________________________________________
                     (To be completed by the SIA, e.g., corporation, partnership or sole proprietorship.)

         State Organized in:____________________________________________________
                                       (To be completed by SIA.)

Qualified To Do Business and in Good Standing in the Following Jurisdictions (including the state of organization set forth above). (Note: Qualification to do business in any jurisdiction is generally a requirement imposed by the secretary of state or other authority of jurisdictions in which the SIA does business, and is not related to the holding of a license or registration as an investment advisor in those jurisdictions. For example, if the SIA is a corporation, is it in good standing in the state in which it was organized, and has it registered as a foreign corporation in any other states in which it has clients? Questions concerning this matter should be directed to the SIA's legal counsel.)

________________________________________________________________________________

________________________________________________________________________________
(To be completed by the SIA)

Registered as an Investment Advisor in the following States:

________________________________________________________________________________

________________________________________________________________________________
(To be completed by the SIA)

3.   Name and Address for Notice Purposes (see Section 14 of the Agreement):

     Name:______________________________________________________________________

     Title:_____________________________________________________________________

     Company:___________________________________________________________________

     Address:___________________________________________________________________

     City, State and Zip Code:__________________________________________________

     Telephone Number (including area code):____________________________________
     (To be completed by the SIA)

4.   Please complete the following for the General Partner's records:

     (a) How many registered investment advisors are with the SIA?_____________ PLEASE ENCLOSE A CURRENT LIST. ALL INFORMATION WILL BE HELD IN CONFIDENCE.

     (b)  Does the SIA publish a newsletter?  Yes |_|   No |_|

          What is/are the frequency of the publication(s)?
          ___Weekly            ___Monthly              ___Quarterly
          ___Bi-weekly         ___Bi-monthly           ___Other (please specify)

          PLEASE PLACE________________________ON THE SIA'S MAILING LIST AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.

     (c) Does the SIA have regular internal mailings, or bulk package mailings to its registered investment advisors?

          Yes |_|    No |_|

          PLEASE PLACE________________________ON THE SIA'S MAILING LIST AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.

     (d) Does the SIA have a computerized electronic mail (E-Mail) system for its registered investment advisors?

          Yes |_|     No |_|
          If so, please provide the e-mail address:

     (e)  Website address:______________________________________________________

          Person responsible:___________________________________________________

                                      A-2